UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  March 3, 2014

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 3, 2014, Theravance, Inc., a Delaware corporation (the “Company”), entered into a Master Agreement (the “Master Agreement”) with Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), and Theravance Biopharma, Inc., a Cayman Islands exempted company and currently a wholly-owned subsidiary of the Company (“Theravance Biopharma”).  In connection with the Master Agreement, the Company also entered into agreements amending (i) the Collaboration Agreement between the Company and GSK dated as of November 14, 2002, as amended (the “Collaboration Agreement”) and the Strategic Alliance Agreement between the Company and GSK dated as of March 30, 2004, as amended (the “Strategic Alliance Agreement”).  The agreements amending the Collaboration Agreement and Strategic Alliance Agreement are collectively referred to herein as the “Amendments.”  The Master Agreement and Amendments were entered into in connection with the Company’s previously announced plans to separate its businesses into two independent, publicly traded companies via a dividend of Theravance Biopharma shares to the Company’s stockholders (the “Spin-Off”).  Following the Spin-Off, the Company will continue to manage the late-stage respiratory programs partnered with GSK and Theravance Biopharma will be a separate biopharmaceutical company focusing on the discovery, development and commercialization of small molecule medicines in areas of significant unmet need.

The Master Agreement is effective immediately, but will terminate if the Spin-Off is not effected by June 30, 2014.  Prior to entering into the Master Agreement, GSK reviewed the then current versions of the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement and Tax Matters Agreement, each between the Company and Theravance Biopharma for the purposes of effecting the Spin-Off (collectively referred to herein as the “Spin-Off Documents”) and the current versions of Theravance Biopharma’s proposed Amended and Restated Memorandum and Articles of Association and Rights Agreement.  The Company and Theravance Biopharma have agreed that, prior to the Spin-Off, without GSK’s written consent, they will not make any changes to these documents that would, individually or in the aggregate, reasonably be expected to adversely affect GSK in any material respect.  Other than with respect to Theravance Biopharma’s Amended and Restated Memorandum and Articles of Association and Rights Agreement, the agreement not to change the foregoing documents in a manner materially adverse to GSK will also apply after the Spin-Off.  GSK has also reviewed the current version of the Theravance Respiratory Company Limited Liability Company Agreement (“TRC LLC Agreement”).  Prior to the Spin-Off, the Company plans to assign to Theravance Respiratory Company, LLC (“TRC”) the Strategic Alliance Agreement and all of the Company’s rights and obligations under the Collaboration Agreement other than with respect to RELVAR® ELLIPTA®/BREO® ELLIPTA®, ANORO™ ELLIPTA™ and vilanterol monotherapy. Following the Spin-Off, the Company or one of its affiliates will be the manager of TRC and TRC will be jointly owned by the Company and Theravance Biopharma.  The Company and Theravance Biopharma have agreed — before and after the Spin-Off — not to make any changes to the TRC LLC Agreement without the consent of GSK, which consent is not to be unreasonably withheld, conditioned or delayed, provided that GSK may withhold, condition or delay such consent in its sole discretion with respect to any changes to certain sections of the TRC LLC Agreement or the governance structure of TRC or the confidentiality restrictions, consent rights and transfer restrictions in the TRC LLC Agreement.

Subject to the effectiveness of the agreements described in preceding and following paragraphs (other than Theravance Biopharma’s Rights Agreement), changes to such agreements being made in compliance with the preceding paragraph, and the completion of the Spin-Off on or before June 30, 2014, GSK has consented to the assignments by Theravance to TRC of the Strategic Alliance Agreement and portions of the Collaboration Agreement other than with respect to RELVAR® ELLIPTA®/BREO® ELLIPTA®, ANORO™ ELLIPTA™ and vilanterol monotherapy, the contribution by the Company of limited liability company units in TRC to Theravance Biopharma, and the pro rata dividend of Theravance Biopharma ordinary shares to the Company’s stockholders in the Spin-Off.

Also on March 3, 2014, Theravance Biopharma and GSK entered into (i) a governance agreement that, among other things, provides GSK with certain rights to purchase shares of Theravance Biopharma and exempts GSK from triggering Theravance Biopharma’s Rights Agreement until December 31, 2017, (ii) a registration rights agreement that gives GSK and its permitted assigns certain registration rights with respect to Theravance Biopharma’s ordinary shares held by them and (iii) an extension agreement that extends to Theravance Biopharma certain restrictive covenants similar to those applicable to the Company under the Collaboration Agreement and Strategic Alliance Agreement.  The Company will not be a party to these agreements between Theravance Biopharma and GSK, but the effectiveness of these agreements is a condition to GSK’s consent to the Spin-Off.

The Master Agreement also includes GSK’s agreement that (i) after the Spin-Off of Theravance Biopharma, provided such Spin-Off occurs on or prior to June 30, 2014 and in compliance with the Master Agreement, the Company may grant certain pre-agreed covenants in connection with monetization of its interests in RELVAR®/BREO®, ANORO™ and vilanterol monotherapy and portions of its interests in TRC, and (ii) it will not unreasonably withhold its consent to the Company’s requests to grant other covenants, provided, among other conditions, that in each case, the covenants are not granted in favor of a pharmaceutical or biotechnology company with a product either being developed or commercialized for the treatment of respiratory disease.

The Master Agreement also provides for restrictions that apply after the Spin-Off to employees of the Company providing interim consulting services to Theravance Biopharma and employees of Theravance Biopharma providing interim consulting services to the Company or TRC.  In addition, in the Master Agreement, the Company and Theravance Biopharma agree that the Company’s current Chief Executive Officer may act as the Chief Executive Officer of both the Company and Theravance Biopharma for a period not to exceed nine months following the Spin-Off.

The Amendments provide that GSK’s diligent efforts obligations regarding commercialization matters under both the Collaboration Agreement and Strategic Alliance Agreement will change upon regulatory approval in either the U.S. or the European Union of UMEC/VI/FF or a MABA in combination with fluticasone furoate.  Upon such regulatory approval, GSK’s diligent efforts obligations as to commercialization matters under the Collaboration Agreement and Strategic Alliance Agreement will have the objective of focusing on the best interests of patients and maximizing the net value of the overall portfolio of products under the Collaboration Agreement and Strategic Alliance Agreement.  In addition, these Amendments modify certain terms of the Collaboration Agreement and Strategic Alliance Agreement involving the commercialization interactions between the companies for approved products.

Item 8.01. Other Events.

On March 3, 2014, Theravance issued a press release announcing updated timing for the completion of the planned Spin-Off and the entry into the Master Agreement and the Amendments. A copy of Theravance’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: March 3, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release dated March 3, 2014